UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	September 15, 2004

Auto Underwriters of America, Inc.

(Exact name of registrant as specified in its charter)

California	0-11582	94-2915849

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive, Suite 155 San Mateo, California	94403

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 377-4381

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

            On September15, 2004, the Registrant closed a private placement pursuant to which it privately placed with a limited number of accredited investors a total of $185,000 in 9.25% unsecured convertible promissory notes due February 1, 2005 (the “Notes”).  The offer and sale was conducted pursuant to a private placement memorandum dated February 19, 2004.  The Notes were offered on a “best efforts” basis on behalf of the Registrant by Brookstreet Securities Corporation, a NASD licensed broker-dealer.  Brookstreet received a sales commission of 10% and a non-accountable expense allowance of 5%.  The offering and sale was made in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and Rule 506 promulgated thereunder.  No general or public solicitation or advertising was employed in the offering.  Pursuant to the terms of the Notes, they will be converted into shares of the Registrant’s common stock equal to all or such part of the unpaid principal balance of the Note divided by $1.00 per share, any such fractional shares to be paid in cash.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO UNDERWRITERS OF AMERICA, INC.

Dated: September 20, 2004	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer